Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), is made and entered into as of March 1, 2024 by and among The Coretec Group, Inc., an Oklahoma corporation (“Parent”), Core Optics, LLC, a Virginia limited liability company (the “Company”), Core Optics Co., Ltd., a Republic of Korea corporation (“Operating Subsidiary”) and Core SS LLC, a Virginia limited liability company (the “Member”). Certain other capitalized terms used in this Agreement are defined in Exhibit A, attached hereto.

RECITALS

WHEREAS, the Member owns 100% of the Company’s outstanding Membership Interests (the “Membership Interests”);

WHEREAS, the Company owns 100% of the authorized, issued and outstanding shareholding of the Operating Subsidiary;

WHEREAS, the Parent agrees to issue Ten Million (10,000,000) shares of Series C Convertible Preferred Stock, par value $0.0002 per share, of Parent (the “Parent Preferred Stock”) and issue Seven-Hundred-Five Million Five-Hundred-Sixty-One Thousand Seventy-Six (705,561,076) shares of the Parent’s common stock, par value $0.0002 (“Parent Common Stock”), for the Membership Interests so transferred by the Member (the “Exchange”);

WHEREAS, the Board of Directors of the Parent and the Member have determined that it is desirable and in the best interests of the shareholders and the members of their respective companies to affect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES

1.1.      Terms of the Exchange. At the Closing, the Member shall sell, transfer, convey, assign and deliver to the Parent its Membership Interests, representing all outstanding Membership Interests (which shall constitute all of the issued and outstanding membership interest of the Member), free and clear of all Liens, and, in exchange and consideration therefor, the Parent will transfer, convey, assign, and deliver an aggregate of Ten Million (10,000,000) shares of the Parent Preferred Stock and Seven-Hundred-Five Million Five-Hundred-Sixty-One Thousand Seventy-Six (705,561,076) shares of the Parent Common Stock to the Member or to the Member’s designees set forth on Schedule 1.1, and in the amounts set forth on Schedule 1.1, which amounts shall represent no less than 80% of the Parent Common Stock, on a fully diluted basis and after giving effect to their issuance (the “Exchange Consideration”). The Parent Preferred Stock may only be converted to the extent that the Parent has adequate shares of un-reserved Parent Common Stock available for issuance.

1.2.     Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Sichenzia Ross Ference Carmel LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other date and time as the parties may mutually determine (the “Closing Date”).

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE MEMBER

The Member, as to itself and its designee(s), represents and warrants to the Parent, as follows:

2.1.      Good Title. The Member is the record and beneficial owner, and has good and marketable title to its Membership Interests being exchanged pursuant to this Agreement, with the right and authority to sell and deliver such Membership Interest to Parent as provided herein. Upon registering of the Parent as the new owner of such Membership Interest in the register of the Company, the Parent will receive good title to such Membership Interest, free and clear of all Liens.

2.2.      Power and Authority. All acts required to be taken by the Member to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of the Member under this Agreement constitute legal, valid and binding obligations of the Member, enforceable against such Member in accordance with the terms hereof.

2.3.     No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Person or Governmental Entity under any Laws; (ii) will not violate any Laws applicable to such Member; and (iii) will not violate or breach any contractual obligation to which such Member is a party.

2.4.      No Finder’s Fee. The Member has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated under this Agreement that the Company, Operating Subsidiary or the Parent will be responsible for.

2.5.      Purchase Entirely for Own Account. The Parent Preferred Stock proposed to be acquired by the Member or its designee(s) hereunder will be acquired for investment for its or its designee(s) own account, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Parent Common Stock, the Parent Preferred Stock or any other securities of the Parent into which the Parent Preferred Stock are or may be convertible, exercisable or exchangeable (collectively with the Parent Preferred Stock, the “Parent Securities”), except in compliance with applicable securities laws.

2.6.     Available Information. The Member, and its designee(s) as the case may be, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent. The Member, and its designee(s) as the case may be, acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same. The Member, and its designee(s) as the case may be, further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Member, and its designee(s) as the case may be, has carefully considered the potential risks relating to Parent and investing in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company, the Operating Subsidiary and the Members’ entire investment. Among others, the Member, and its designee(s) as the case may be, has carefully considered each of the risks identified under the caption “Risk Factors” in the Parent SEC Documents, which are incorporated herein by reference. The foregoing, however, does not limit or modify the representations and warranties of the Company, the Operating Subsidiary and the Parent in Articles 3, 4 and 5 of this Agreement, respectively, or the right of the Member to rely thereon.

2.7.     Non-Registration. The Member understands that, and that its designee(s) must understand that, the Parent Securities have not been registered under the Securities Act of 1933, as amended and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Securities in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

2.8.     Restricted Securities. The Member understands, and that its designee(s) must understand that, that the Parent Securities are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, the Parent Securities would be acquired in a transaction not involving a public offering. The Member further acknowledges that if the Parent Securities are issued to the Member in accordance with the provisions of this Agreement, such Parent Securities may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

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2.9.     Legends. The Member understands that, and that its designee(s) must understand that, the Parent Securities will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.10.    Accredited Investor. The Member or the Member’s designee(s) or the Member’s purchaser representative, or the purchase representative of the Member’s designee(s) is an “accredited investor” within the meaning of Rule 501, as promulgated under the Securities Act.

2.11.     Access to Information and Absence of Proceedings. The Member, either alone or with the assistance of its own professional advisors; (a) has Knowledge in the Company’s and its Subsidiaries’ financial and business affairs and has had access to full and complete information regarding the Company and its direct and indirect subsidiaries and their respective businesses and operations; (b) either alone or with the assistance of its own professional advisors, has independently evaluated the fairness and reasonableness of the consideration being paid for the Membership Interests hereunder in light of the Company’s and its subsidiaries’ historical revenue, operating income, net income, capitalization, current financial position and results of operation, and the Company’s and its subsidiaries’ future prospects. Neither the Member, nor any officer or director or manager of the Company or the Operating Subsidiary has been: (i) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or been otherwise accused of any act of moral turpitude; (ii) the subject of any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (iii) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or State commodities, securities or unfair trade practices law, which judgment or finding has not been subsequently reversed, suspended, or vacated.

2.11.    Member Representation Letter. The Member represents and warrants that the information provided to the Parent in the member representation letter (the “Member Representation Letter”), attached hereto as Exhibit B, is in all respects true and correct with regard to the Member or the Member’s designee(s) or the Member’s purchaser representative, or the purchase representative of the Member’s designee(s). The Member also acknowledges that the Parent will rely on the information contained in the Member Representation Letter in assessing the suitability of such Member for the Exchange in compliance with applicable state and federal law.

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2.12.   Acknowledgement of Inability to Convert Parent Preferred Shares and Current Capitalization. The Member represents, acknowledges, and confirms its understanding that, and that its designee(s) must understand that, due to the Parent’s current number of authorized common stock and its issued and outstanding shares of common stock or reservation for future issuances of common stock, the Company does not have enough authorized but unissued common stock to issue any shares of its common stock upon conversion of the Parent Preferred Shares and that the Parent Preferred Shares may not be able to convert into shares of the Parent’s common stock upon initial receipt or ever, unless the Company is able to get the proper authorization to initiate the corporate actions that would enable it to issue such shares. The Member further represents, acknowledges and confirms its understanding, and that its designee(s) must have an understanding, of and ramifications of the Parent’s current capitalization, as set forth on Schedule 5.3, and the anticipated capitalization of the Parent after the Exchange and that the Member and the Member’s designee accepts the Exchange Consideration acknowledging that the Parent Preferred Shares may not be able to convert into shares of the Parent’s common stock upon initial receipt or ever.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as set forth in the disclosure schedules delivered by the Company to Parent (the “Company Disclosure Schedule”) which have been provided to Parent prior to the date hereof.

3.1.      Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of the State of Virginia and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2.      Subsidiaries. Except as set forth in Schedule 3.2, the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

3.3.      Capital Structure of the Company. As of the date of this Agreement, all membership interest units of the Company are duly authorized, validly issued, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law, the Core Optics LLC Operating Agreement, or any Contract to which the Company is a party or otherwise bound. Except as set forth in Schedule 3.3, no membership interest units or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding membership interest units of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes, including promissory notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except in Schedule 3.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any membership interest units of the Company. Except as set forth in Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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3.4.      Corporate Authority; Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Certificate of Organization, Articles of Organization, operating agreement, certificate of business registration obtained by the Company in the Republic of Korea or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the Transactions.

3.5.      Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

3.6.      Financial Statements.

(a)     The Company is in the process of preparing and providing to the Parent a copy of its unaudited consolidated financial statement for the fiscal period ended December 31, 2023 and, to the extent necessary, December 31, 2022 (the “Company Financial Statements”), which the Company shall cause to be audited by a duly registered PCAOB audit firm. The Company Financial Statements shall be prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the period indicated. The Company Financial Statements shall fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature, as of the dates indicated.

(b)     Since the balance sheet date of November 30, 2023 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company.

(c)     Since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

(d)     The Company has in place systems and processes that are designed to (i) provide reasonable assurances regarding the reliability of the Company Financial Statements, and (ii) in a timely manner accumulate and communicate to the Company’s officers the type of information that would be reasonably required to be disclosed in the Company Financial Statements. There have been no instances of fraud, whether or not material, which occurred during any period covered by the Company Financial Statements. To the Company’s Knowledge, no Employee of the Company, Member or the Operating Subsidiary has provided information to any Governmental Entity regarding the commission of any crime or violation of any Law applicable to the Company or any part of its operations.

3.7.      [Reserved.]

3.8.      Absence of Certain Changes or Events. Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a)     Material Adverse Effect with respect to the Company;

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(b)     event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without prior consent of Parent;

(c)     condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the Transactions;

(d)     incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)     creation or other incurrence by the Company of any Lien, mortgage, charge or other encumbrance or security interests on any asset other than in the ordinary course consistent with past practices;

(f)    labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any Employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such Employees;

(g)     payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h)     material write-offs or write-downs of any Assets of the Company;

(i)     incurrence of any material obligation or liability other than in the ordinary course of business (whether absolute, accrued, contingent or otherwise);

(j)    damage, destruction or loss whether or not covered by insurance having, or reasonably expected to have, a Material Adverse Effect on the Company;

(k)     other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company;

(l)    transaction or commitment made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(m)     agreement or commitment to do any of the foregoing.

3.9.      Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

3.10.    Litigation; Labor Matters; Compliance with Laws.

(a)     There is no suit, action, claim or proceeding or investigation (including, without limitation, arbitral or administrative proceedings) pending or, to the Knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, claim proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have a Material Adverse Effect.

(b)     The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

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(c)     The conduct of the business of the Company complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company.

3.11.   Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former Employee, officer or director of the Company, other than as required by Virginia law or the applicable local laws of its subsidiaries. As used herein, “Benefit Plan” shall mean any of the Company’s or its subsidiaries’ employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to Employees, retirees, or former Employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.12.    Tax Returns and Tax Payments.

(a)     The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required), except to the extent that any failure to timely pay, whether individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. All Tax Returns required to be filed on or before the Closing Date by the Company will be, timely filed. Such Tax Returns will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) will be, timely paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its Subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

(b)     No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, agent, independent contractor, creditor, shareholder or other third party.

(c)     The Company has not received any written ruling of a taxing authority relating to Taxes or entered in any written and legally binding agreement with a taxing authority relating to Taxes. The Company has delivered or made available to the Parent for inspection true and complete copies of (i) all private letter rulings, revenue agent reports, information document requests, audit reports, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) all federal, state, local and foreign income or franchise Tax Returns for the Company for all periods for which the statute of limitations has not expired.

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(d)     The Company is not a party to or bound by or has any obligation under any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement or arrangement and the Company does not have any Liability for Taxes of any Person (other than the Company) or any Liability in respect of any Tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee, successor or guarantor or by contract, indemnification or otherwise.

(e)    Schedule 3.12(e) sets forth all foreign jurisdictions in which the Company is subject to Tax, is engaged in business, or has a permanent establishment. The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(f)     As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.13.    Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations which, if determined adversely to the Company, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.14.    Material Agreements.

(a)     Schedule 3.14 lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $150,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $125,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $125,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or Affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person; (viii) any agreements for the sale of any of the Assets of the Company, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $100,000); (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company; (xii) any agreement that would restrict the ability of the Company or any of its Affiliates (including any agreement that would restrict the ability of Parent or any of its Affiliates) to conduct or compete with any line of business or operations or beneficially own any assets, properties or rights, anywhere at any time and any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (xii) of this subsection 3.14(a).

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(b)     The Company will make available to Parent a correct and complete copy of each written Material Agreement. Each Material Agreement to which the Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; (iii) the Company has not repudiated any material provision of the agreement; and (iv) each other party to each such Material Agreement has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary in order for such contract to remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder..

3.15.    Material Contract Defaults. The Company is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $125,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $125,000, including guarantees of such indebtedness.

3.16.    Accounts Receivable and Payables. All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, have arisen from bona fide transactions by the Company and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown. Schedule 3.16 sets forth a true and correct list of each account payable of the Company (and the age of such payable), as of November 30, 2023.

3.17.    Intellectual Property.

(a)     As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States, the Republic of Korea or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

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(b)     Schedule 3.17 sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company and the Operating Subsidiary, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $100,000).

(c)     The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17 ) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all Liens, security interests, encumbrances or any other obligations to others (other than obligations under the license agreements pursuant to which such Intellectual Property is licensed to the Company), and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

(d)     The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(e)     To the Company’s Knowledge, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the Transactions.

(f)     The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(g)     The consummation of the Transactions will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

3.18.    Manager Recommendation. The Manager(s) of the Company has determined that the terms of the Transactions are fair to and in the best interests of the Member of the Company.

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3.19.   Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Company Financial Statements, incurred in the ordinary course of business after the Company Balance Sheet Date, or disclosed in Schedule 3.19.

3.20.   No Registration of Securities. The Company understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of Exchange Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s and the Members’ representations herein and upon the representations contained in the Member Representation Letters, the form of which is attached as Exhibit B to this Agreement.

3.21.     Parent Information. The Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same. The Company further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Company has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Company has carefully considered the potential risks relating to Parent and investing in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its Members’ entire investment. Among others, the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Parent’s SEC Documents, which are incorporated herein by reference.

3.22.     Title to Properties and Related Matters.

(a)     The Company has good and marketable title to, or a valid leasehold or license interest in, the assets necessary for the conduct in its business and/or used to operate its business as currently conducted, free and clear of any claims, Liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common Law vendor’s Liens, in each case for goods purchased on open account and having a fair market value of less than $5,000 in each individual case), and (ii) Liens for Taxes not yet due and payable)

(b)     All equipment, machinery, instruments, vehicles, furniture, fixtures, equipment (including medical equipment and supplies, training and educational equipment and simulation equipment) and other items of personal property (except for Intellectual Property) currently owned or leased by the Company is in suitable operating condition under applicable material Laws and regulations (ordinary and reasonable wear and tear excepted), and is physically located in or about one of the places of business of the Company and is owned by the Company or is leased by the Company under one of the leases set forth in Section 3.22(c) below. None of such personal property is subject to any agreement or commitment for its use by any person other than the Company. There are no assets leased by the Company or used in the operation of its business that are owned, directly or indirectly, by any Related Person. For the purposes hereof, “Related Person” shall mean any of the following (i) the Member; (ii) any trust for the benefit of any of the Member or the Company; or (iii) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by the Company or Member.

(c)     With respect to all real property and personal property leases to which the Company is a party: (i) all such leases are valid and binding, and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights may affect such validity or enforceability, (ii) neither the Operating Subsidiary nor, to the Knowledge of the Company or the Member, any other party is in material default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by the Company or, to the Knowledge of the Company or the Member, a default by any other party under such lease; (iii) to the Knowledge of the Company or the Member, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) all requirements under any such lease that the Operating Subsidiary either obtain the lessor’s consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement have been complied with.

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3.23.     Employment Matters.

(a)     Schedule 3.23(a) sets forth, (i) with respect to each current Employee (including any Employee who is on a leave of absence of any nature) and accurate as of two weeks prior to the execution of this Agreement (A) the name of such Employee and the date as of which such Employee was originally hired by the Company, and whether the Employee is currently on a leave of absence (and if so, what type of leave); (B) such Employee’s title and principal location; (C) such Employee’s base annual salary or annualized hourly compensation, accrued, but unused vacation and/or paid time off, and bonus and/or commission potential; and (D) whether such Employee is not fully available to perform work because of a qualified disability or other leave and, the anticipated date of return to full service;

(b)     Any such Persons now or heretofore engaged by the Company as consultants or independent contractors have been properly classified as such. There is no independent contractor or consultant whose termination of such relationship with the Company is likely to have a Company Material Adverse Effect.

(c)     The Company has not, and to the Knowledge of Company, no other Person has, (i) entered into any agreement that obligates or purports to obligate the Parent to make an offer of employment to any present or former Employee or consultant of the Company or (ii) promised or otherwise provided any assurances (contingent or other) to any present or former Employee or consultant of the Company of any terms or conditions of employment with the Parent following the Closing.

(d)     The Company has delivered or made available to the Parent accurate and complete copies in all material respects of all employee manuals and handbooks, employment policy statements and employment agreements, if any.

(e)     (i) None of the Employees has given the Company written notice terminating his or her employment with the Company, or terminating his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement and to the Knowledge of the Company, no Employee has expressed any plans to terminate his or her employment or service arrangement with the Company; (ii) the Company does not have a present intention to terminate the employment of any current Employee; and (iii) the Company is not, and has never been, engaged in any dispute or litigation with an Employee regarding intellectual property matters.

(f)     The Company is not currently, nor has it been in the past, a party to or bound by any union contract, collective bargaining agreement or similar contract. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There is not now pending and, to the Company’s Knowledge, no Person has threatened to commence, any slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute.

(g)     The Employees have been, and currently are, properly classified as exempt or non-exempt from the overtime requirements under applicable Law. The Company is not delinquent to, nor has it failed to pay, any of its Employees, consultants or contractors for any compensation or benefits they would be entitled under applicable Law.

(h)    The Company does not have an established severance pay practice or policy and (i) the Company is not liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Company’s policies) to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, program of the Company, applicable Law or otherwise; (ii) as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company on or prior to the Closing Date, the Company will not have (A) any liability that exists or arises under any Company benefit or severance policy, practice, agreement, plan, program, Law applicable thereto, including severance pay, bonus compensation or similar payment, or (B) to accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Employee. As of the Closing Date, the Company shall have satisfied in full all of its obligations to such Employees, consultants and/or contractors for any severance pay, accelerated vesting, or any other payments whatsoever.

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(i)     The Company is in compliance, in all material respects, with all applicable Laws, agreements, contracts and promises respecting employment, employment practices, employee benefits, terms and conditions of employment, immigration matters, labor matters, and wages and hours, in each case, with respect to its Employees. The Company does not have and as of the date of the Closing will not have any Employees working in the United States.

3.24.     Permits.

(a)     Each Permit held by the Company or any of its Subsidiaries including all renewals and all amendments: (i) are valid and in full force and effect, and (ii) constitute all of the Permits necessary (A) to enable the Company to conduct its business in the manner it is currently conducted, and (B) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

(b)     The Company is in compliance with the terms and requirements of the Permits. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Permit.

(c)    With respect to the Permits, none of the Company nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding (i) any actual or possible violation of, or failure to comply with, any term or requirement of any such Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit. No Governmental Entity has at any time challenged in writing the right of any of the Company or any of its Subsidiaries to offer or sell any of its products or services.

(d)     All applications required to have been filed for the renewal of the Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and each other notice or filing required to have been given or made with respect to such Permits has been duly given or made on a timely basis with the appropriate Governmental Entities.

(e)     None of the representations and warranties contained in this Section 3.24 shall be deemed to relate to environmental matters (which are governed by Section 3.13), employment matters (which are governed by Section 3.23) or tax matters (which are governed by Section 3.12)

3.25.    Ability to Conduct Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or Governmental Entity or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it or any of its properties or assets is bound, that will prevent the use, after the Closing Date, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof and as expected to be conducted or rendered in the future. The Company has in force, and is in compliance with, in all material respects, all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of the Company’s business as currently conducted and as expected to be conducted in the future, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the Knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

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3.26.     Insurance. Schedule 3.26 hereto sets forth a true and complete list of all insurance policies carried by the Company together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder Except as set forth on Schedule 3.26, the Company has maintained insurance covering it and its properties in such amounts against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties and such policies are in full force and effect on the date of this Agreement and all premiums due thereon have been paid, except as would not have a Material Adverse Effect.

3.27.     Interested Party Transactions.

(a)     To the Company’s Knowledge, no Related Person has or has had, directly or indirectly a beneficial interest in any agreement to which the Company is a party or by which they or their properties or assets are bound; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 3.27.

(b)    There are no receivables of the Company owed by any Related Person other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies and consistent with past practice).

3.28.   Absence of Questionable Payments. Neither the Company, the Operating Subsidiary nor any of its members, managers, officers, agents, employees or any other Persons acting on their behalf has (i) used any Company or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to foreign or domestic government officials, candidates or members of political parties or organizations or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law; (ii) made any payment or provided services which were not legal to make or provide which the Company or any Affiliate thereof or any such officer, employee or other person should reasonably have Knowledge were not legal for the payee or the recipient of such services to receive; or (iii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts.

3.29.   Full Disclosure. All of the representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE OPERATING SUBSIDIARY

The Company and the Operating Subsidiary represent and warrant to Parent that, except as set forth in the disclosure schedules delivered by the Company and Operating Subsidiary to Parent (the “Operating Subsidiary Disclosure Schedule”) which have been provided to Parent prior to the date hereof.

4.1.      Organization, Standing and Corporate Power. The Operating Subsidiary is duly organized, validly existing and in good standing under the Laws of the Republic of Korea and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Operating Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

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4.2.     Subsidiaries. The Operating Subsidiary does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3.      Capital Structure of the Operating Subsidiary. As of the date of this Agreement, all shares of the Operating Subsidiary are duly authorized, validly issued, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law, the Core Optics LLC Operating Agreement, or any Contract to which the Operating Subsidiary is a party or otherwise bound. Except as set forth in Schedule 4.3, no shares or other equity securities of the Operating Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of the Operating Subsidiary are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 4.3, there are no outstanding bonds, debentures, notes, including promissory notes or other indebtedness or other securities of the Operating Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 4.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Operating Subsidiary is a party or by which it is bound obligating the Operating Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Operating Subsidiary or obligating the Operating Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except on Schedule 4.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Operating Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of the Operating Subsidiary. Except as set forth on Schedule 4.3, there are no agreements or arrangements pursuant to which the Operating Subsidiary is or could be required to register shares of Operating Subsidiary common stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Operating Subsidiary with respect to securities of the Operating Subsidiary.

4.4.     Corporate Authority; Noncontravention. The Operating Subsidiary has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions, the execution and delivery of this Agreement by the Operating Subsidiary and the consummation by the Operating Subsidiary of the Transactions have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Operating Subsidiary . This Agreement has been duly executed and when delivered by the Operating Subsidiary shall constitute a valid and binding obligation of the Operating Subsidiary , enforceable against the Operating Subsidiary in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Operating Subsidiary under, (i) the Certificate of Organization, Bylaws or other organizational or charter documents of the Company , (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Operating Subsidiary, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Operating Subsidiary , its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Operating Subsidiary or could not prevent, hinder or materially delay the ability of the Operating Subsidiary to consummate the Transactions.

4.5.      Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Operating Subsidiary in connection with the execution and delivery of this Agreement by the Operating Subsidiary or the consummation by the Operating Subsidiary of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

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4.6.      Absence of Certain Changes or Events. Since the Company Balance Sheet Date, the Operating Subsidiary has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a)     Material Adverse Effect with respect to the Operating Subsidiary;

(b)     event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without prior consent of Parent;

(c)     condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Operating Subsidiary to consummate the Transactions;

(d)     incurrence, assumption or guarantee by the Operating Subsidiary of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)     creation or other incurrence by the Operating Subsidiary of any Lien, mortgage, charge or other encumbrance or security interests on any asset, other than in the ordinary course of business;

(f)     labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, Member or Operating Subsidiary any activity or proceeding by a labor union or representative thereof to organize any Employees of the Operating Subsidiary or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such Employees;

(g)     payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h)     material write-offs or write-downs of any Assets of the Operating Subsidiary;

(i)     incurrence of any material obligation or liability other than in the ordinary course of business (whether absolute, accrued, contingent or otherwise);

(j)    damage, destruction or loss whether or not covered by insurance having, or reasonably expected to have, a Material Adverse Effect on the Operating Subsidiary;

(k)     other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Operating Subsidiary;

(l)     transaction or commitment made, or any Contract or agreement entered into, by the Operating Subsidiary relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Operating Subsidiary or any Contract or other right, in either case, material to the Operating Subsidiary , other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(m)     agreement or commitment to do any of the foregoing.

4.7.     Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Operating Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

4.8.      Litigation; Labor Matters; Compliance with Laws.

(a)     There is no suit, action, claim or proceeding or investigation (including, without limitation, arbitral or administrative proceedings) pending or, to the Knowledge of the Company, Member, or Operating Subsidiary, threatened against or affecting the Operating Subsidiary or any basis for any such suit, action, claim proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Operating Subsidiary or prevent, hinder or materially delay the ability of the Operating Subsidiary to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Operating Subsidiary having, or which, insofar as reasonably could be foreseen by the Operating Subsidiary , in the future could have a Material Adverse Effect.

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(b)     The Operating Subsidiary is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Operating Subsidiary .

(c)     The conduct of the business of the Operating Subsidiary complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Operating Subsidiary.

4.9.      Tax Returns and Tax Payments.

(a)    The Operating Subsidiary has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Operating Subsidiary have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required), except to the extent that any failure to timely pay, whether individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Operating Subsidiary. All Tax Returns required to be filed on or before the Closing Date by the Operating Subsidiary will be, timely filed. Such Tax Returns will be, true, complete and correct in all respects. All Taxes due and owing by the Operating Subsidiary (whether or not shown on any Tax Return) will be, timely paid. The Operating Subsidiary is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Operating Subsidiary by a taxing authority in a jurisdiction where the Operating Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Operating Subsidiary did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Operating Subsidiary nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.

(b)     No material claim for unpaid Taxes has been made or become a Lien against the property of the Operating Subsidiary or is being asserted against the Operating Subsidiary, no audit of any Tax Return of the Operating Subsidiary is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Operating Subsidiary and is currently in effect. The Operating Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, agent, independent contractor, creditor, shareholder or other third party and has complied with all information reporting and back-up withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, agent, creditor, independent contractor, or other Person.

(c)    The Operating Subsidiary has not received any written ruling of a taxing authority relating to Taxes or entered in any written and legally binding agreement with a taxing authority relating to Taxes. The Operating Subsidiary has delivered or made available to the Parent for inspection true and complete copies of (i) all private letter rulings, revenue agent reports, information document requests, audit reports, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Operating Subsidiary relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) all federal, state, local and foreign income or franchise Tax Returns for the Operating Subsidiary for all periods for which the statute of limitations has not expired.

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(d)    The Operating Subsidiary is not a party to or bound by or has any obligation under any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement or arrangement and the Operating Subsidiary does not have any Liability for Taxes of any Person (other than the Operating Subsidiary) or any Liability in respect of any Tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee, successor or guarantor or by contract, indemnification or otherwise.

(e)     Schedule 4.9(e) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Operating Subsidiary is subject to Tax or has a permanent establishment. The Operating Subsidiary has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Operating Subsidiary has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(f)     As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

4.10.    Material Agreements.

(a)     Schedule 4.10 lists the following contracts and other agreements (“Operating Subsidiary Material Agreements”) to which the Operating Subsidiary is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $150,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $125,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Operating Subsidiary’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $125,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or Affiliate of the Operating Subsidiary; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Operating Subsidiary of any operating business or material assets or the capital stock of any other Person; (viii) any agreements for the sale of any of the Assets of the Operating Subsidiary, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Operating Subsidiary; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $100,000); (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Operating Subsidiary; (xii) any agreement that would restrict the ability of the Operating Subsidiary or any of its Affiliates (including any agreement that would restrict the ability of Parent or any of its Affiliates) to conduct or compete with any line of business or operations or beneficially own any assets, properties or rights, anywhere at any time and any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (xii) of this subsection 4.10(a).

(b)     The Operating Subsidiary will make available to Parent a correct and complete copy of each written Operating Subsidiary Material Agreement. Each Material Agreement to which the Operating Subsidiary is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Operating Subsidiary and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Operating Subsidiary is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Operating Subsidiary Material Agreement; (iii) the Operating Subsidiary has not repudiated any material provision of the agreement; and (iv) each other party to each such material contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary in order for such contract to remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Operating Subsidiary thereunder..

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4.11.    Material Contract Defaults. The Operating Subsidiary is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Operating Subsidiary Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Operating Subsidiary Material Contract” means any Contract that is effective as of the Closing Date to which the Operating Subsidiary is a party (i) with expected receipts or expenditures in excess of $125,000, (ii) requiring the Operating Subsidiary to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $125,000, including guarantees of such indebtedness.

4.12.    Accounts Receivable.

(a)     All of the accounts receivable of the Operating Subsidiary that are reflected on the Company Financial Statements or the accounting records of the Operating Subsidiary as of the Closing (collectively, the “Operating Subsidiary Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, have arisen from bona fide transactions by the Operating Subsidiary and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Operating Subsidiary Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

4.13.    Intellectual Property.

(a)     As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States, the Republic of Korea or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

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(b)     Schedule 4.13 sets forth a list and description of the Intellectual Property required for the Operating Subsidiary to operate, or used or held for use by the Company and the Operating Subsidiary, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Operating Subsidiary and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Operating Subsidiary and (c) any Software not exclusively owned by the Operating Subsidiary and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Operating Subsidiary on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $100,000).

(c)     The Operating Subsidiary is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Operating Subsidiary in Schedule 4.13 (and any other Intellectual Property required to be listed in Schedule 4.13) as the same are used, sold, licensed and otherwise commercially exploited by the Operating Subsidiary, free and clear of all Liens, security interests, encumbrances or any other obligations to others (other than obligations under the license agreements pursuant to which such Intellectual Property is licensed to the Operating Subsidiary), and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Operating Subsidiary and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Operating Subsidiary to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Operating Subsidiary and its rights in and to such Intellectual Property are valid and enforceable.

(d)     The Company, Member or Operating Subsidiary has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Operating Subsidiary of any infringement, misappropriation, or violation by the Operating Subsidiary of any rights of any third party with respect to any Intellectual Property, and the Company, Member or the Operating Subsidiary is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Operating Subsidiary. The Company, Member or the Operating Subsidiary does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Operating Subsidiary, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(e)     To the Company’s, Member’s or the Operating Subsidiary’s Knowledge, the Operating Subsidiary has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company, Member or the Operating Subsidiary is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Operating Subsidiary as presently operated and/or the consummation of the Transactions.

(f)     The Operating Subsidiary has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Operating Subsidiary has a confidentiality obligation).

(g)     The consummation of the Transactions will not adversely affect the right of the Operating Subsidiary to own or use any Intellectual Property owned, used or held for use by it.

4.14.    Board Determination. The Board of Directors of the Operating Subsidiary has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of the Operating Subsidiary and its stockholders.

4.15.    Undisclosed Liabilities. The Operating Subsidiary has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Company Financial Statements, incurred in the ordinary course of business after the Company Balance Sheet Date, or disclosed in Schedule 4.17.

4.16.    No Registration of Securities. The Operating Subsidiary understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of Exchange Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s, Operating Subsidiary’s and the Members’ representations herein and upon the representations contained in the Member Representation Letters, the form of which is attached as Exhibit B to this Agreement.

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4.17.    Parent Information. The Operating Subsidiary acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same. The Operating Subsidiary further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Operating Subsidiary has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Operating Subsidiary has carefully considered the potential risks relating to Parent and the Company’s investment in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its Members’ entire investment. Among others, the Operating Subsidiary has carefully considered each of the risks identified under the caption “Risk Factors” in the Parent’s SEC Documents, which are incorporated herein by reference.

4.18.     Title to Properties and Related Matters.

(a)     The Operating Subsidiary has good and marketable title to, or a valid leasehold or license interest in, the assets necessary for the conduct in its business and/or used to operate its business as currently conducted, free and clear of any claims, Liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common Law vendor’s Liens, in each case for goods purchased on open account and having a fair market value of less than $5,000 in each individual case), and (ii) Liens for Taxes not yet due and payable)

(b)     All equipment, machinery, instruments, vehicles, furniture, fixtures, equipment (including medical equipment and supplies, training and educational equipment and simulation equipment) and other items of personal property (except for Intellectual Property) currently owned or leased by the Operating Subsidiary is in suitable operating condition under applicable material Laws and regulations (ordinary and reasonable wear and tear excepted), and is physically located in or about one of the places of business of the Operating Subsidiary and is owned by the Operating Subsidiary or is leased by the Operating Subsidiary under one of the leases set forth in Section 4.18(c) below. None of such personal property is subject to any agreement or commitment for its use by any person other than the Operating Subsidiary. There are no assets leased by the Operating Subsidiary or used in the operation of its business that are owned, directly or indirectly, by any Related Person. For the purposes hereof, “Related Person” shall mean any of the following (i) the Member; (ii) the Company; (iii) any trust for the benefit of any of the Member or the Company; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by the Company or Member.

(c)     With respect to all real property and personal property leases to which the Operating Subsidiary is a party: (i) all such leases are valid and binding, and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights may affect such validity or enforceability, (ii) neither the Operating Subsidiary nor, to the Knowledge of the Company, Member or the Operating Subsidiary, any other party is in material default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by the Operating Subsidiary or, to the Knowledge of the Company, Member or the Operating Subsidiary, a default by any other party under such lease; (iii) to the Knowledge of the Company, Member or the Operating Subsidiary, there are no disputes or disagreements between the Operating Subsidiary and any other party with respect to any such lease; and (iv) all requirements under any such lease that the Operating Subsidiary either obtain the lessor’s consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement have been complied with.

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4.19.     Employment Matters.

(a)     Schedule 4.20(a) sets forth, (i) with respect to each current Employee (including any Employee who is on a leave of absence of any nature) and accurate as of two weeks prior to the execution of this Agreement (A) the name of such Employee and the date as of which such Employee was originally hired by the Operating Subsidiary, and whether the Employee is currently on a leave of absence (and if so, what type of leave); (B) such Employee’s title and principal location; (C) such Employee’s base annual salary or annualized hourly compensation, accrued, but unused vacation and/or paid time off, and bonus and/or commission potential; and (D) whether such Employee is not fully available to perform work because of a qualified disability or other leave and, the anticipated date of return to full service;.

(b)     Any such Persons now or heretofore engaged by the Operating Subsidiary as consultants or independent contractors have been properly classified as such. There is no independent contractor or consultant whose termination of such relationship with the Company is likely to have a Company Material Adverse Effect.

(c)     The Operating Subsidiary has not, and to the Knowledge of Company, Member or the Operating Subsidiary, no other Person has, (i) entered into any agreement that obligates or purports to obligate the Parent to make an offer of employment to any present or former Employee or consultant of the Operating Subsidiary or (ii) promised or otherwise provided any assurances (contingent or other) to any present or former Employee or consultant of the Operating Subsidiary of any terms or conditions of employment with the Parent following the Closing.

(d)     The Operating Subsidiary has delivered or made available to the Parent accurate and complete copies in all material respects of all employee manuals and handbooks, employment policy statements and employment agreements, if any.

(e)     (i) None of the Employees has given the Operating Subsidiary written notice terminating his or her employment with the Operating Subsidiary, or terminating his or her employment upon a sale of, or business combination relating to, the Operating Subsidiary or in connection with the transactions contemplated by this Agreement and to the Knowledge of the Company, Member or the Operating Subsidiary, no Employee has expressed any plans to terminate his or her employment or service arrangement with the Operating Subsidiary; (ii) the Operating Subsidiary does not have a present intention to terminate the employment of any current Employee; and (iii) the Operating Subsidiary is not, and has never been, engaged in any dispute or litigation with an Employee regarding intellectual property matters.

(f)     The Operating Subsidiary is not currently, nor has it been in the past, a party to or bound by any union contract, collective bargaining agreement or similar contract. The Company, Member and the Operating Subsidiary do not know of any activities or proceedings of any labor union to organize any Employees. There is not now pending and, to the Company’s, Member’s or Operating Subsidiary’s Knowledge, no Person has threatened to commence, any slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute.

(g)     The Employees have been, and currently are, properly classified as exempt or non-exempt from the overtime requirements under applicable Law. The Operating Subsidiary is not delinquent to, nor has it failed to pay, any of its Employees, consultants or contractors for any compensation or benefits they would be entitled under applicable Law.

(h)    The Operating Subsidiary does not have an established severance pay practice or policy and (i) the Operating Subsidiary is not liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Operating Subsidiary’s policies) to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, program of the Operating Subsidiary, applicable Law or otherwise; (ii) as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Operating Subsidiary of any persons employed by the Operating Subsidiary on or prior to the Closing Date, the Operating Subsidiary will not have (A) any liability that exists or arises under any Operating Subsidiary benefit or severance policy, practice, agreement, plan, program, Law applicable thereto, including severance pay, bonus compensation or similar payment, or (B) to accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Employee. As of the Closing Date, the Operating Subsidiary shall have satisfied in full all of its obligations to such Employees, consultants and/or contractors for any severance pay, accelerated vesting, or any other payments whatsoever.

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(i)    The Operating Subsidiary is in compliance, in all material respects, with all applicable Laws, agreements, contracts and promises respecting employment, employment practices, employee benefits, terms and conditions of employment, immigration matters, labor matters, and wages and hours, in each case, with respect to its Employees.

(j)      The Operating Subsidiary does not have an as of the Closing will not have any Employees that work in the United States.

4.20.     Employee Benefit Plans.

(a)     Each of the Operating Subsidiary Benefit Plan are plans reasonably common for companies of similar size and operations as the Operating Subsidiary. The Operating Subsidiary does not have any stated plan or commitment to establish or enter into any new Operating Subsidiary Benefit Plan or to modify any Operating Subsidiary Benefit Plan.

(b)     Employee Plan Compliance. The Operating Subsidiary has performed all material obligations required to be performed by it under each Operating Subsidiary Benefit Plan, and each Operating Subsidiary Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable Law. There are no actions, audits, investigations, suits, or claims pending, or, to the Knowledge of the Company, threatened in writing (other than routine claims for benefits) with respect to any Operating Subsidiary Benefit Plan or fiduciary thereto or against the assets of any Operating Subsidiary Benefit Plan.

(c)     Effect of Transaction. No Company Employee Plan contains any provision which could prohibit the transactions contemplated by this Agreement. No Operating Subsidiary Benefit Plan has terms requiring assumption thereof by Parent or any of its Affiliates. The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a triggering event under any Operating Subsidiary Employee Plan, which (either alone or upon the occurrence of any additional or subsequent event) may result in any payment, acceleration, vesting or increase in benefits to any person.

4.21.     Permits.

(a)     Each Permit held by the Operating Subsidiary including all renewals and all amendments: (i) are valid and in full force and effect, and (ii) constitute all of the Permits necessary (A) to enable the Operating Subsidiary to conduct its business in the manner it is currently conducted, and (B) to permit the Operating Subsidiary to own and use its assets in the manner in which they are currently owned and used.

(b)     The Operating Subsidiary is in compliance with the terms and requirements of the Permits. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Permit.

(c)    With respect to the Permits, the Operating Subsidiary has not received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding (i) any actual or possible violation of, or failure to comply with, any term or requirement of any such Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit. No Governmental Entity has at any time challenged in writing the right of the Operating Subsidiary to offer or sell any of its products or services.

(d)     All applications required to have been filed for the renewal of the Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and each other notice or filing required to have been given or made with respect to such Permits has been duly given or made on a timely basis with the appropriate Governmental Entities.

(e)     None of the representations and warranties contained in this Section 4.21 shall be deemed to relate to environmental matters (which are governed by Section 4.22), employment matters (which are governed by Section 4.19) or tax matters (which are governed by Section 4.9).

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4.22.     Environmental Matters.

(a)     The Operating Subsidiary is, and at all times has been, in full compliance, with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Company, Member, or Operating Subsidiary has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest or (ii) the current or prior owner or operator of any facility of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any liabilities with respect to any facility or other property or asset (whether real, personal or mixed) in which the Operating Subsidiary has or had an interest, or with respect to any property or facility at or to which Hazardous Material was generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Material has been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b)     There are no pending or, to the Knowledge of the Company, Member or the Operating Subsidiary, threatened claims, Liens, or other restrictions of any nature resulting from any liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any facility or any other property or asset (whether real, personal or mixed) in which the Company has or had an interest.

(c)     Neither the Company, Member or the Operating Subsidiary has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, injunction, decree, summons, warning or other communication (whether issued by a court, an arbitrator, Governmental Entity or an administrative agency) that relates to Hazardous Activity, Hazardous Material, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any liabilities with respect to any facility or property or asset (whether real, personal or mixed) in which the Operating Subsidiary has or had an interest, or with respect to any property or facility to which Hazardous Material generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(d)    Neither the Operating Subsidiary nor any other Person for whose conduct it is or may be held responsible, has any liabilities with respect to any facility or, to the Knowledge of the Company, Member or Operating Subsidiary with respect to any other property or asset (whether real, personal or mixed) in which the Operating Subsidiary (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any such facility or any such other property or asset.

(e)    There are no Hazardous Materials present on or in the environment at any Operating Subsidiary facility or, to the Knowledge of the Company, Member or the Operating Subsidiary at any geologically or hydrologically adjoining property, including any Hazardous Material contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Operating Subsidiary’s facilities or such adjoining property, or incorporated into any structure therein or thereon and there is no contamination by a Hazardous Material of surface soils, subsurface soils, surface waters, and ground waters present on, in, under, above, or migrating from any Operating Subsidiary facility. Neither the Operating Subsidiary nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of the Company, Member or Operating Subsidiary, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any facility or any other property or assets (whether real, personal or mixed) in which the Operating Subsidiary has or had an interest except in full compliance with all applicable Environmental Laws.

(f)    There has been no Release or, to the Knowledge of the Company, Member or the Operating Subsidiary, threat of Release, of any Hazardous Material at or from any facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any facility, or from any other property or asset (whether real, personal or mixed) in which the Operating Subsidiary has or had an interest, or to the Knowledge of the Company, Member or Operating Subsidiary, any geologically or hydrologically adjoining property, whether by the Company or any other Person and there has been no Remedial Action.

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(g)    The Operating Subsidiary has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Operating Subsidiary pertaining to Hazardous Material or Hazardous Activities in, on, or under the Operating Subsidiary’s facilities, or concerning compliance, by the Operating Subsidiary or any other Person for whose conduct it is or may be held responsible, with Environmental Laws, if any exist.

4.23.     Ability to Conduct Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or Governmental Entity or regulatory body, agency or authority applicable to the Operating Subsidiary or to which the Operating Subsidiary is a party or by which it or any of its properties or assets is bound, that will prevent the use, after the Closing Date, of the properties and assets owned by, the business conducted by or the services rendered by the Operating Subsidiary on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof and as expected to be conducted or rendered in the future. The Operating Subsidiary has in force, and is in compliance with, in all material respects, all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of the Operating Subsidiary’s business as currently conducted and as expected to be conducted in the future, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Operating Subsidiary has not received any notice of, and to the Knowledge of the Operating Subsidiary, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

4.24.     Insurance. Schedule 4.24 hereto sets forth a true and complete list of all insurance policies carried by the Company together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder (collectively, the “Insurance Policies”). Except as set forth on Schedule 4.24, the Company maintains insurance covering it and its properties in such amounts against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on the Insurance Policies have been paid, except as would not have a Material Adverse Effect.

4.25.     Interested Party Transactions.

(a) To the Operating Subsidiary’s, Member’s or the Operating Subsidiary’s Knowledge, no Related Person has or has had, directly or indirectly a beneficial interest in any agreement to which the Operating Subsidiary is a party or by which they or their properties or assets are bound; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this  Section 4.25.

(b) There are no receivables of the Operating Subsidiary owed by any Related Person other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies and consistent with past practice).

4.26.    Absence of Questionable Payments. Neither the Operating Subsidiary nor any of its shareholders, managers, officers, agents, employees or any other Persons acting on their behalf has (i) used any Operating Subsidiary or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to foreign or domestic government officials, candidates or members of political parties or organizations or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law; (ii) made any payment or provided services which were not legal to make or provide which the Operating Subsidiary or any Affiliate thereof or any such officer, employee or other person should reasonably have Knowledge were not legal for the payee or the recipient of such services to receive; or (iii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts.

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4.27.     Customers and Suppliers.

(a) Schedule 4.27(a) lists the Operating Subsidiary’s (a) five (5) largest customers in terms of revenues since inception (“Top Customers”).

(b) The Operating Subsidiary has not received written notice of, nor does the Company, the Member or the Operating Subsidiary have Knowledge of termination or an intention to terminate the relationship with the Operating Subsidiary, or a material change in the rate of purchasing or supplying products and/or services to or from the Subsidiary, or a material change in pricing (whether on a per-unit basis or otherwise), by a Top Customer (whether as a result of the consummation of the transactions or otherwise).

4.28.    Full Disclosure. All of the representations and warranties made by the Operating Subsidiary in this Agreement, including the Operating Subsidiary Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company, Member and Operating Subsidiary at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Operating Subsidiary pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Operating Subsidiary or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the disclosure schedules delivered by the Parent to the Company (the “Parent Disclosure Schedule”), the Parent represents and warrants to the Company and the Member that:

5.1.     Organization, Standing, Corporate Power and Quotation of Common Stock. Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Parent has taken all steps required to qualify shares of Parent Common Stock, to remain quoted on the OTCQB under the corporate name and symbol described in Section 8.3(i), establishment of DTC eligibility and submission of all materials required by the OTC Markets Group for such quotation.

5.2.     Subsidiaries. The Subsidiaries of the Parent, and the authorized and outstanding capital stock of each are set forth in the Parent SEC Documents (as defined below). All of the outstanding capital stock of the Parent’s Subsidiaries are owned by Parent free and clear of all Liens. Other than as set forth in the Parent SEC Documents, Parent does not own directly or indirectly, any equity, capital stock, membership interest, partnership interest, joint venture interest or other ownership interest in any company, corporation, partnership, joint venture, Person or otherwise.

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5.3.      Capital Structure of Parent

As of the date of this Agreement, the Parent’s authorized capital stock, the issued and outstanding shares of Parent Common Stock, issued and outstanding shares of the Parent’s preferred stock and outstanding convertible notes, options, and warrants are set forth on Schedule 5.3 and in the Parent SEC Documents, as defined below. Except as set forth on Schedule 5.3, all outstanding shares of capital stock of Parent and its Subsidiaries are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except as set forth on Schedule 5.3 and the Parent SEC Documents, (i) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; (ii) there are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its Subsidiaries; and (iii) there are no agreements or arrangements pursuant to which the Parent is or could be required to register shares of Parent Preferred Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Parent with respect to securities of the Parent. The Parent does not have enough authorized shares of Parent Common Stock to issue upon full conversion of the Parent Preferred Stock.

5.4.     Corporate Authority; Noncontravention, Issuance of Exchange Consideration. Parent has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and when delivered by Parent, shall constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent under, (i) the Certificate of Incorporation (subject to the Parent’s having enough authorized shares of Parent Common Stock to issue pursuant to this Agreement), Bylaws, or other charter documents of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Parent, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Parent, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the Transactions.

The Exchange Consideration has been duly authorized by the Board of Directors of Parent, and upon issuance to the Member at the Closing, all Exchange Consideration will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Oklahoma law, the Articles of Incorporation of the Parent, the Bylaws of the Parent, or any contract to which Parent is a party or otherwise bound.

5.5.     Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, or the consummation by Parent of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

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5.6.      SEC Documents; Undisclosed Liabilities; Financial Statements.

(a)     Parent has filed with the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents as required under the Exchange Act and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

(b)     Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth in this Agreement, since December 31, 2022 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent.

(c)     Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, Parent has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent and, has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent or has incurred or agreed to incur any indebtedness for borrowed money.

5.7.      Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth on Schedule 5.7, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a)     Material Adverse Effect with respect to Parent;

(b)     event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without prior consent of the Company;

(c)    condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the Transactions;

(d)     incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)     creation or other incurrence by Parent of any Lien on any asset other than in the ordinary course consistent with past practices;

(f)     labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

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(g)     payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h)     material write-offs or write-downs of any Assets of Parent;

(i)     damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on Parent;

(j)     other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to Parent;

(k)    transaction or commitment made, or any Contract or agreement entered into, by the Parent relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Parent or any Contract or other right, in either case, material to the Parent, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l)     agreement or commitment to do any of the foregoing.

5.8.     Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

5.9.      Litigation; Labor Matters; Compliance with Laws.

(a)     There is no suit, action or proceeding or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

(b)     Parent is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Parent.

(c)     The conduct of the business of Parent complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

5.10.    Benefit Plans

Except as disclosed in the Parent SEC Documents, Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

5.11.    Tax Returns and Tax Payments.

(a)     Parent and each of its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Parent and each of its Subsidiaries has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Parent or any of its Subsidiaries by a taxing authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Parent Balance Sheet Date, Parent has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Parent and its Subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

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(b)     No material claim for unpaid Taxes has been made or become a Lien against the property of Parent or any of its Subsidiaries or is being asserted against Parent or any of its Subsidiaries, no audit of any Tax Return of Parent or any of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its Subsidiaries and is currently in effect. Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

5.12.    Environmental Matters. Parent and each of its Subsidiaries is in compliance with all requisite Environmental Laws in all material respects. Neither Parent nor any of its Subsidiaries has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent or any of its Subsidiaries, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Parent and each its Subsidiaries holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on Parent, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on Parent or any of its Subsidiaries. There are no past, pending or threatened claims under Environmental Laws against Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries is aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent or any of its Subsidiaries pursuant to Environmental Laws.

5.13.    Material Contract Defaults. The Annual Report on Form 10-K for the Parent for the year ended December 31, 2022, together with Schedule 5.13, lists the Parent’s Material Contracts. Parent is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Parent Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is effective as of the Closing Date to which the Parent is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (v) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases; (vi) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (vii) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Parent’s employees; (viii) any employment or independent contractor agreement providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (ix) any agreement with any current or former officer, director, shareholder, members, manager or Affiliate of the Parent; (x) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Parent of any operating business or material assets or the capital stock of any other person; (xi) any agreements for the sale of any of the Assets of the Parent, other than in the ordinary course of business; (xii) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Parent; (xiii) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $25,000); and (xiv) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Parent.

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5.14.    Accounts Receivable. All of the accounts receivable of Parent that are reflected in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

5.15.    Properties. Parent and each its Subsidiaries has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Parent or its Subsidiaries are held by them under valid, subsisting and enforceable leases of which Parent and each of its Subsidiaries is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.16.    Intellectual Property. Parent and each of its Subsidiaries owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Parent’s and its Subsidiaries’ licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of Parent, none of Parent’s or its Subsidiaries’ Intellectual Property infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or each of its successors.

5.17.    Board Determination. The Board of Directors of Parent has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of Parent and its stockholders.

5.18.    Due Authorization. Parent represents that the issuance of the Exchange Consideration will be in compliance with the Corporations Law of the Oklahoma Code and the Certificate of Incorporation and Bylaws of Parent. Except as set forth on Schedule 5.3, the Exchange Consideration has been duly and validly authorized and, upon issuance in accordance with this Agreement, will be duly issued, fully paid and nonassessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws).

5.19.    Undisclosed Liabilities. Other than as disclosed in the Parent SEC Documents, Parent has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

5.20.    Full Disclosure. All of the representations and warranties made by Parent in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by Parent at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Company or its representatives by or on behalf of Parent or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.21.    Capital Structure of the Parent. The Parent confirms that the capital structure of the Parent, as is set forth on Schedule 5.3 attached hereto, on a fully diluted basis, is in all respects true and correct.

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5.22.    No Unfulfilled Registration Rights. The Parent has not granted or agreed to grant to any Person any registration rights (including “piggy-back” registration rights), to have any securities of the Parent registered with the SEC or any other Governmental Entity, that have not been fulfilled.

ARTICLE 6

COVENANTS OF THE COMPANY AND THE OPERATING SUBSIDIARY

6.1.      Conduct of the Company Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company and the Operating Subsidiary shall not, unless agreed to in writing by Parent:

(a)     engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b)     sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)    fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)     intentionally permit any Material Adverse Effect to occur with respect to the Company or the Operating Subsidiary;

(e)     make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f)     authorize any, or commit or agree to take any of, the foregoing actions.

6.2.      Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each of the Company and the Operating Subsidiary will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and each of the Company and the Operating Subsidiary will use its commercially reasonable efforts to cause the Transactions to be consummated.

6.3.    No Other Negotiations. As of the date of this Agreement, either the Company or any of its Subsidiaries has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, neither the Company nor any of its Subsidiaries shall, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

If the Company or the Operating Subsidiary receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company or the Operating Subsidiary shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

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6.4.      Access. The Company and the Operating Subsidiary shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company’s and Subsidiaries properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request.

6.5.     Notification of Certain Matters. The Company and the Operating Subsidiary shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company or the Operating Subsidiary representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company or the Operating Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to Parent.

ARTICLE 7

COVENANTS OF THE PARENT

7.1.      Conduct of the Parent Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Parent shall not, unless agreed to in writing by the Company:

(a)     engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b)     sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)    fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)     intentionally permit any Material Adverse Effect to occur with respect to the Parent;

(e)     make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f)     authorize any, or commit or agree to take any of, the foregoing actions.

7.2.      Access. Parent shall afford to the Company and the Operating Subsidiary, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date, or the termination of this Agreement, to all of the Parent’s properties, books, contracts, commitments, personnel and records and, during such period, the Parent shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

7.3.      Notification of Certain Matters. Parent shall give prompt notice to the Company and the Operating Subsidiary of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the Company.

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7.4.      Director and Officer Appointments. As of the Closing Date, Parent shall have taken all action to cause (a) the persons as set forth on Schedule 7.4 to be appointed Parent’s directors and officers, and (b) the current officers and directors of Parent as set forth on Schedule 7.4 to resign from Parent.

7.5.    Satisfaction of Conditions Precedent. During the term of this Agreement, Parent will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and Parent will use its commercially reasonable efforts to cause the Transactions to be consummated.

7.6.     Delivery of Certificates for Exchange Consideration. Within 10 business days of the Closing, the Parent shall deliver or cause to be delivered to the Member and/or its designees certificates or other evidence of recordation for the issuance of the Exchange Consideration as of the Closing Date.

7.7      No Other Negotiations. As of the date of this Agreement, the Parent has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Parent to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Parent shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any Alternative Acquisition, (b) provide information with respect to the Parent to any Person, other than the Company and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than the Company and its Affiliates, (c) enter into an agreement with any Person, other than the Company and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by the Company and its Affiliates.

If the Parent receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Parent, the Parent shall promptly notify the Company thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep the Company promptly informed of any developments with respect to same.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

8.1.      Notices of Certain Events. The Company, the Operating Subsidiary and the Parent, as the case may be, shall promptly notify each party of:

(a)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b)     any notice or other communication from any Governmental Entity in connection with the Transactions; and

(c)     any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3, 4 or 5, as applicable, or that relate to the consummation of the Transactions or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 8.1 shall not limit or otherwise affect remedies available to any party hereunder.

8.2.     Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of the other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law in the reasonable judgement of the respective securities counsels of the parties.

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8.3.      Transfer Taxes. Parent, the Company and the Operating Subsidiary shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. Parent, the Company and the Operating Subsidiary agree that the Company and the Operating Subsidiary will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Transactions or the surrender of the Membership Interests pursuant thereto (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Membership Interests other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. The Company and the Operating Subsidiary agree to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

8.4.      Reasonable Efforts. Without derogating from Section 11.16 below, the parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Transactions or required to prevent a Material Adverse Effect on the Company or the Operating Subsidiary from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement.

8.5.      Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the Transactions.

8.6.      Regulatory Matters and Approvals. Each of the Members, the Company, the Operating Subsidiary and the Parent will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.3(i), 3.5, 4.5 and 5.5 above, respectively.

8.7.      Transfer Restrictions.

(a)     The Company and the Member each realizes that the Exchange Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company agrees that the Exchange Consideration will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws. The Company and the Member each understands that the Exchange Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company and the Member each understands that to Transfer the Exchange Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b)     To enable Parent to enforce the transfer restrictions contained in Section 7.7(a), the Company and the Member each hereby consents to the placing of legally required legends upon, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to the Exchange Consideration, including, without limitation, the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

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8.8.      Current Report. Parent shall file a Current Report or Current Reports on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Transactions and pro forma financial statements of Parent and the Company and audited financial statements of the Company as required by Regulation S-K under the Securities Act (the “8-K Reports”). The Company agrees to provide any necessary information for preparation of the 8-K Reports.

ARTICLE 9

CONDITIONS TO CLOSING

9.1.      Condition to Obligation of Each Party to Effect the Transactions. The respective obligations of Parent, the Member, the Company and the Operating Subsidiary to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)     No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Transactions contemplated herein shall be in effect; provided, however, that each of Parent, the Company and the Operating Subsidiary shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b)     Member Representation Letter. The Member, or its designee(s) as the case may be, shall have executed and delivered to Parent and Company a member representation letter in substantially the form attached hereto as Exhibit B, and Parent and Company shall be reasonably satisfied that the issuance of Parent Preferred Stock pursuant to the Transactions is exempt from the registration requirements of the Securities Act.

(c)     Conversion Agreement of Holders of Parent Preferred Shares. All holders of the Parent Preferred Stock and the Member, and/or its designee(s), shall have executed an agreement with the Parent, in substantially the form attached hereto as Exhibit C, pursuant to which all shares of Parent Preferred Stock, including the Parent Preferred Stock to be acquired by the Member pursuant to this Agreement, will automatically convert to Parent Common Stock upon the Parent’s effectuation of a Mandatory Conversion Event (as defined therein).

(d)     Concurrent Private Placement. The Parent shall have completed or be prepared to irrevocably complete concurrently with the Closing, a private placement of the Parent’s securities in sufficient amount mutually agreed upon by the Parent and the Company.

(e)     Directors and Officers. The parties shall take all necessary actions such that, until successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the organizational documents of Parent, the Parent Board from the Closing Date, shall comprise individuals as agreed upon by the Parent and the Company.

9.2.      Additional Conditions to Obligations of Parent. The obligations of Parent to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)     Representations and Warranties. The representations and warranties of the Company, the Operating Subsidiary and the Member contained in this Agreement and in any certificate or other writing delivered to Parent pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Parent shall have received a certificate to such effect signed by a manager of the Company.

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(b)     Agreements and Covenants. The Company, the Operating Subsidiary and the Member shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed by a manager of the Company.

(c)     Certificate of Manager The Member shall have delivered to Parent a certificate executed by the Manager of the Member certifying: (i) actions duly adopted by the Manager of the Member authorizing entrance into this Agreement and the Transactions; (ii) the Member’s organizational documents as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the Managers of the Member executing this Agreement and all agreements and documents contemplated hereby.

(d)     Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company and the Operating Subsidiary for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company or the Operating Subsidiary.

(e)     Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company or the Operating Subsidiary other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company or the Operating Subsidiary conducts operations.

(f)     Company Financial Statements. Parent shall have received from the Company the Company Financial Statements and pro forma financial statements for the required periods and in form and content required for Closing.

(g)    OTCQB. Parent shall have received any applicable notice or approval from the OTCMarkets that Company’s common stock will continue to be continue to be quoted on the OTCQB after the Closing.

(h)     Delivery of Stock Certificates. The Member shall have delivered to the Parent (i) certificates representing the Membership Interests, together with a stock power (or other proof of signature reasonably acceptable to the Company’s transfer agent or the Company) for the transfer of the Membership Interests to the Parent or (ii) such other proof of ownership as shall be reasonably acceptable to the Parent;

(i)     Membership Interests Lockup. As of the Closing Date, the Member shall have entered into a lockup agreement in substantially the form attached hereto as Exhibit D and which shall terminate six (6) months after the Closing Date.

(j)     Concurrent Required Agreements. Company will have entered into an exclusive license and use agreement or a Patents, Technologies & Business Rights Transfer Agreement by and between the Company, IsMedia Co., Ltd., and IS CCM Co., Ltd., in connection with the exclusive license to use or unencumbered right to the ownership of certain Intellectual Property upon such terms and conditions acceptable to the Parent.

(k)     D&O Insurance. Parent shall have obtained continuing D&O insurance covering such officers and directors as required by the Parent in an amount that is satisfactory to the Parent.

(l)     Financial Statements. The receipt of financial statements including the delivery of two (2) years of audited financial statements (or shorter period, if applicable), of the Company in a form substantially ready to be audited by a duly registered PCAOB audit firm and acceptable to Parent and any additional interim financial statements as required by the rules and regulations of the Securities and Exchange Commission to complete the disclosure required in connection with the acquisition, in order to maintain the post-Closing combined Company’s SEC reporting obligations.

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(m)     Due Diligence. The completion of due diligence satisfactory to Parent, including, but not limited to, the examination of all books and records of the Company and the Operating Subsidiary, any vendor agreements, any marketing agreements, any financial projections, business or marketing plans, any letters of intent, memoranda of understanding, or potential agreement with marketing or other partners, any licensing agreements, grant applications, grant notifications, any intellectual property, current and proposed inventions, all work papers, any trade secrets, or any other material as reasonably necessary to conclude the transactions contemplated by this Agreement.

(n)    Approvals. The approval of this Agreement and the transactions contemplated herein by the Member, and its Board of Directors or similar management of the Member and the Company ; and the Board of Directors of the Parent in accordance with whatever consents and approvals are required by applicable law.

(o)     Board of Directors. Following the Closing, the Board of Directors of the Parent shall be increased to at least five members and the five (5) board members (the “Board”) will consist of one (1) current member of the Parent’s Board and four (4) member that shall be appointed by Member. The initial board members shall serve for a period of at least one year and cannot be removed during that year, unless removed by unanimous vote of the Board.

(p)     Chief Executive Officer. Following the Closing, the Parent will employ a chief executive officer who will be chosen by the Board.

(q)     Principal Place of Business. Following the Closing, the Parent’s headquarters and research and development and other facilities will remain at the Parent’s current headquarters except that the Company’s management shall have the right to designate a replacement headquarters at an appropriate time.

9.3.      Additional Conditions to Obligations of the Company and the Members. The obligations of the Company and the Member to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)     Representations and Warranties. The representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b)     Agreements and Covenants. Parent shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

(d)     OTCQB. Parent shall have received any applicable notice or approval from the OTCMarkets that Company’s common stock will continue to be continue to be quoted on the OTCQB after the Closing.

(e)     Certificate of Parent Officer. Parent shall have delivered to the Company a certificate executed by an Officer of Parent certifying: (i) resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement and the Transactions (including the authorizations described in Section 4.18 above); (ii) the Certificate of Incorporation and Bylaws of Parent as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(f)     Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent.

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(g)     Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Parent, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Parent conducts operations.

(h)     Issuance of Exchange Consideration. The Parent shall have delivered to the Company and the Member proof of issuance and/or transfer of the Parent Preferred Stock.

(i)     Officers and Directors. Parent shall have delivered to the Company, in evidence of appointment of those new directors and officers as further described in Section 6.4. Parent shall also have delivered to the Company a letter of resignation executed by each Parent officer and director further described in Section 6.4 to be effective upon the Closing Date.

(j)     No Liabilities. As of the Closing Date, except as disclosed in the Parent SEC Documents, Parent shall have no actual or contingent liabilities, and Parent will have no other obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) (including, without limitation, any Contracts), except for its obligations incurred under this Agreement.

(k)     Common Stock. As of the Closing Date, the Parent Common Stock shall be eligible for clearance through the book-entry system of The Depository Trust Corporation and Parent shall be quoted on the OTCQB under the name “The Coretec Group, Inc.” under the symbol “CRTG” or such other symbol that is acceptable to the Company.

(l)     Exchange Act Reporting. Parent will have made all required filings with the SEC under the Exchange Act, and such filings will have complied in all material respects with applicable requirements under the Exchange Act.

(m)     Additional Deliveries. Parent will have delivered to the Company, on or prior to the Closing Date, (i) a good standing certificate for Parent from the State of Oklahoma, dated within 5 days of the Closing Date, and (ii) such other documents as the Company may reasonably request.

(n)    Management Lockup. As of the Closing Date, certain members of the Parent’s management shall have entered into a lockup agreement in substantially the form attached hereto as Exhibit D and which shall terminate on the 1st anniversary of the Closing Date.

(o)     No Solicitation, Exclusivity. Except for those technical, business or other negotiations, transactions, or other activities that either party may undertake from time to time that are unrelated to the acquisition transaction contemplated under this Agreement, Parent, the Member, the Company and the Operating Subsidiary agree that from the date of this Agreement until the earlier of : (a) the Closing Date or (b) March 1, 2024 neither the Parent, the Member or the Company nor any of their affiliates, agents, officers, directors, members, counsel or advisers shall, directly or indirectly, engage in any discussions or negotiations with any persons or other entities of any kind other than the other parties to this Agreement, supply any persons other than the parties hereto with financial or other operating information, or enter into an agreement with any persons or entities of any kind other than the parties hereto for the sole purpose of or resulting in the furtherance of an acquisition, merger, or other transactions contemplated under this Agreement or solely for the sale, transfer or disposition of capital shares, at any time prior to the execution of the Acquisition Agreement without the prior written consent of the other party which such consent.

ARTICLE 10

TERMINATION

10.1.    Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)     by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

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(b)     by either the Company or Parent, if the other party (which, in the case of Company, shall mean Company or the Member) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Transactions;

(c)     by any party, if all the conditions to the obligations of such party for Closing the Transactions shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d)     by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable;

As used herein, the “Final Date” shall be June 30, 2024.

10.2.    Notice of Termination. Any termination of this Agreement under Section 10.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

10.3.    Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

10.4.    Termination and Rescission Option. So long as all parties hereto cooperate in good faith to take all actions necessary to effectuate the Mandatory Conversion Event, which by execution hereof all parties agree to do, in the event the Capitalization Adjustment is not completed by which date shall be automatically extended by sixty (60) days in the event Parent is actively proceeding with the SEC or any other applicable regulatory body to effectuate the Mandatory Conversion Event, at the sole option of the majority holders of the Exchange Consideration, this Agreement will be terminated and rescinded. Upon exercise of the option to terminate and rescind, the Members shall surrender for cancellation all Exchange Consideration and Parent shall surrender and return Membership Interests to the Member. All actions taken pursuant to this Agreement, including the appointment of officers and directors shall also become void, ab initio, and the Company and Parent shall cease to be a consolidated company.

ARTICLE 11

GENERAL PROVISIONS

11.1.    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)	If to Parent:

THE CORETEC GROUP, INC.

600 S. Wagner Rd.

Ann Arbor, MI 48103

(b)	If to the Company, Operating Subsidiary or Member:

CORE SS, LLC

Roberto H. Kim (Ho Seok Kim)

roberto.h.kim@gmail.com

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CORE OPTICS, LLC

David Lee

davidlee20736@gmail.com

With copies to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Attn: Jay Yamamoto, Esq.

The Company hereby undertakes to forward immediately (by the means set forth in Section 11.1(a), (b), (c) or (d) above) to any Member any notice provided to it by the Parent to such Member in accordance with this Section 11.1 to the address of such Member as appears on the Company’s shareholder register, provided that any such delivery by the Parent to such Member shall be deemed effective on the day that is twice the number of days (or business days, as applicable) set forth in Section 11.1(b), (c) or (d) above.

11.2.    Amendment. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of the Parent and the Managing Members of the Company.

11.3.    Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.4.    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.5.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.7.    Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

11.8.    Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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11.9.    Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

11.10.  Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to Contracts that are executed and performed in New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

11.11.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.12.  Attorneys’ Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

11.13.  Representation. Each party to this Agreement, severally, and not jointly and only as to itself, represents that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has authority to enter into and sign the Agreement; and (c) enters into and signs the same by its own free will.

11.14.  Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Parent, the Company and/or Members, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule, Operating Subsidiary Disclosure Schedule and the Parent Disclosure Schedule.

11.15.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Member, Parent and the Company will be entitled to specific performance under this Agreement. Each of the parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

11.16.  Independent Nature of the Member's Obligations and Rights. The obligations of the Member under this Agreement are several and not joint with the obligations of any other Member (or, for the avoidance of doubt, with the obligations of the Company or the Parent under this Agreement), and the Member shall not be responsible in any way for the performance of the obligations of any other Member party to this Agreement (or, for the avoidance of doubt, the performance of the obligations of the Company or the Parent under this Agreement). Nothing contained herein and no Member action taken by any Member pursuant hereto, shall be deemed to constitute such Member as a party to or member of a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that any Member is in any way acting in concert or as a group with any of the other parties hereto with respect to such obligations or the transactions contemplated by this Agreement. No party is in any way whatsoever authorized to bind any other party hereto. The Member shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Member to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties has executed or caused this Share Exchange Agreement to be executed as of the date first written above.

PARENT:

THE CORETEC GROUP, INC.

By:	/s/ Matthew Kappers

Name:	Matthew Kappers

Title:	Chief Executive Officer

COMPANY:

CORE OPTICS LLC

By:	/s/ David Lee

Name:	David Lee

Title:	Managing Director

MEMBER:

CORE SS, LLC

By:	/s/ Ho Seok Kim

Name:	Roberto H. Kim (Ho Seok Kim)

Title:	Managing Director

OPERATING SUBSIDIARY:

CORE OPTICS CO., LTD.

By:	/s/ Seung-Min Kang

Name:	Seung-Min Kang

Title:	Chief Executive Officer

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EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning set forth in Section 3.16 of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” means any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or the Parent (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Transactions, including a firm proposal to make such an acquisition.

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning set forth in Section 3.11 of the Agreement.

“Closing” shall have the meaning set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning set forth in Section 3.6(b) of the Agreement.

“Company Disclosure Schedule” shall have the meaning set forth in the opening paragraph of Article 3 of the Agreement.

“Company Financial Statements” shall have the meaning set forth in Section 3.6(a) of the Agreement.

“Company Material Contract” shall have the meaning set forth in Section 3.15 of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyrights” shall have the meaning set forth in Section 3.17 of the Agreement.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Electronic Delivery” shall have the meaning set forth in Section 11.11 of the Agreement.

“Employee” or “Employees” means any current or former employee, independent contractor, officer, director, manager or member of the Company or the Subsidiary, as the case may be.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange Act” has the meaning set forth in Section 3.5 of the Agreement.

“Exchange Consideration” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Final Date” shall have the meaning set forth in Section 10.1 of the Agreement.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Subsidiary’s facilities or any part thereof into the environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Subsidiary’s facilities.

“Hazardous Material” means any toxic, radioactive, corrosive, or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Intellectual Property” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Marks” shall have the meaning set forth in Section 3.17(a) of the Agreement.

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“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Agreement” shall have the meaning set forth in Section 3.14(a) of the Agreement.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract Default” means a default under any Material Agreement which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that Material Agreement) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Material Agreement.

“Member” shall have the meaning set forth in the Preamble.

“Operating Subsidiary” shall have the meaning set forth in the Preamble.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Accounts Receivable” shall have the meaning set forth in Section 5.14 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning set forth in Section 5.6(b) of the Agreement.

“Parent Common Stock” shall have the meaning set forth in the Preamble.

“Parent Preferred Stock” shall have the meaning set forth in the Preamble.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning set forth in Section 5.13 of the Agreement.

“Parent SEC Documents” shall have the meaning set forth in Section 5.6(a) of the Agreement.

“Patents” shall have the meaning set forth in Section 3.17(a) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

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“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Release” means any release, spill, leaking, emitting, emission, discharging, depositing, escaping, leaching, dumping, pumping, injection, dispersing, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or within any building, structure, facility or fixture, whether intentional or unintentional.

“SEC” shall have the meaning set forth in Section 5.6(a) of the Agreement.

“Securities Act” shall have the meaning set forth in Section 2.9 of the Agreement.

“Share” or “Membership Interests” shall have the meaning set forth in the Recitals of the Agreement.

“Software” shall have the meaning set forth in Section 3.17(a) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Tax” or “Taxes” shall have the meaning set forth in Section 3.12(f) of the Agreement.

“Tax Return” shall have the meaning set forth in Section 3.12(f) of the Agreement.

“Technology” shall have the meaning set forth in Section 3.17(a) of the Agreement.

“Trade Secrets” shall have the meaning set forth in Section 3.17(a) of the Agreement.

“Transaction Documents” means the Agreement, and any other document executed and delivered hereto, together with any exhibits or schedules to such documents.

“Transactions” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Transfer” shall have the meaning as set forth in Section 8.7(a) of the Agreement.

“Transfer Taxes” shall have the meaning as set forth in Section 8.3 of the Agreement.

“8-K Report” shall have the meaning as set forth in Section 8.8 of the Agreement.

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EXHIBIT B

______, 202_

Core Optics, LLC

Member Representation Letter

Ladies and Gentlemen:

Pursuant to the Exchange Agreement (the “Agreement”) dated as of _______, 2024 (the “Agreement Date”), the undersigned (the “Member”) expects to receive from The Coretec Group, Inc., an Oklahoma corporation (“Parent”), shares of Parent Preferred Stock (the “Securities”) in exchange for the Member’s ownership of interest in Core Optics, LLC, a Virginia limited liability company (the “Company”). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Stockholder whose signature appears below, represents and warrants to Parent that, as of the date first written above and as of the Closing Date, the statements contained in this Representation Letter are, and will be, correct and complete:

1.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

1.1.         “Accredited” Investor. The distribution of the Securities to the Stockholder at the Closing is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”). Unless Stockholder checks the “no” box on the signature page hereof indicating that Member is not an Accredited Investor, Stockholder represents and warrants that Stockholder falls within one of the following definitions of Accredited Investor:

(Please initial the category that applies)

_______	(a)

Stockholder is a natural person whose individual net worth, or joint net worth with spouse, exceeds US$1,000,000 (including homes (excluding value of your primary residence), home furnishings and automobiles).

Explanation.  In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence).

In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth.  Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

_______	(b)

Stockholder is a natural person who had an individual income in excess of US$200,000 in each of the last two years or joint income with spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

_______	(c)	Stockholder is either a director or executive officer of Parent.

_______	(d)	Stockholder is a corporation or other entity with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities.

_______	(e)	Stockholder is an entity, all of the equity owners of which are as specified in (a) or (b) above.

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MEMBER

Name (Please Type or Print)

Title (Please Type or Print) (if applicable)

Street Address

City, State, Zip Code

Country

Social Security Number
(or tax I.D. Number, if an entity)

Accredited Investor:

(Please Check One of the Following Boxes)

☐ Yes ☐ No

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Exhibit C

Conversion Agreement

The Coretec Group, inc.

600 S. Wagner Rd.,

Ann Arbor, MI 48103

_______, 202_

VIA ELECTRONIC MAIL

RE: Series [*] Convertible Preferred Shares

Ladies and Gentlemen:

This letter confirms the agreement (this “Agreement”) between The Coretec Group, Inc., an Oklahoma corporation (the “Company” or “Corporation”), and all holders of the Company’s Series [*] Convertible Preferred Stock (the “Holders”), whose signatures appear on the signature page herein. Upon execution by all parties hereto, this Agreement will constitute a binding agreement among the parties hereto that may not be amended without such parties’ written consent.

Notwithstanding the Certificate of Designation for the Company’s Series [*] Convertible Preferred Stock (the “Parent Preferred Stock”), the Parties hereby agree to the following:

1.                   Conversion or Redemption. Shares of Parent Preferred Stock shall be subject to the following discretionary and mandatory conversion and redemption provisions:

(a)                 Discretionary Conversion. At any time after its issuance the holder of such Parent Preferred Stock, at its option, may convert all or part of its Parent Preferred Stock into [—] ([—]) shares of Common Conversion Shares per share of Parent Preferred Stock (a “Discretionary Conversion”).

(b)                 Mandatory Conversion Event.

(i)                   Notwithstanding anything to the contrary herein, upon the Mandatory Conversion Event, all outstanding shares of Parent Preferred Stock shall, mandatorily, be converted automatically into such number of shares of Parent Common Stock determined by the same method as a Discretionary Conversion.

(ii)         “Mandatory Conversion Event” means any time after the occurrence of a corporate action effectuating a reverse-split of the shares of the Company. Such a Mandatory Conversion Event shall require the Company to issue, on a fully diluted basis, all shares of Parent Common Stock into which all Parent Preferred Stock are convertible.

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(c)                 Mechanics of Conversion. The conversion of Parent Preferred Stock shall be conducted in the following manner:

(i)                   Holder’s Delivery Requirements. To fully convert Parent Preferred Stock into Common Stock on any date the shares are available (the “Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion, to the Corporation (the “Conversion Notice”), and (B) with respect to the final conversion of shares of Parent Preferred Stock held by any holder, such holder shall surrender to a common carrier for delivery to the Corporation as soon as practicable following such Conversion Date but in no event later than six (6) business days after such date the original certificates representing the shares of Parent Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Parent Preferred Stock Certificates”). Upon the Conversion Date, the rights of the holder as holder of the shares of Parent Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of securities of the Corporation shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of such securities represented thereby. The Corporation shall not be obligated to issue certificates evidencing the shares of securities issuable upon such conversion unless certificates evidencing such shares of Parent Preferred Stock so converted are either delivered to the Corporation or any such transfer agent.

(ii)                 Corporation’s Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Corporation or its designated transfer agent, as applicable, shall, within three (3) business days following the date of receipt by the Corporation of the executed Conversion Notice, issue and deliver or cause to be delivered a certificate or certificates registered in the name of the holder or its designee, for the number of common shares of securities to which the holder shall be entitled.

(iii)                Record Holder. The person or persons entitled to receive the shares of securities of the Corporation issuable upon a conversion of the Parent Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of securities on the Conversion Date.

2.                   [Reserved]

3.                   Assignment. The rights provided in this Agreement may not be assigned or transferred by the Holders without the Company's written consent; provided that, an Holders that is not an individual may assign or transfer such rights to an affiliate of the Holders without the Company's consent in connection with the transfer of the Note to such affiliate. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.                   Termination. This Agreement and the rights and obligations described herein will terminate and be of no further force or effect upon the earliest to occur of: (a) the conversion or cancellation of the Note; (b) the transfer of the Note without the written consent of the Company to a third party that is not an affiliate of the Holders; (c) the consummation of a sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act, in connection with a firm commitment underwritten offering of its securities to the general public; and (d) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights; and (ii) for purposes other than (A) the reincorporation of the Company in a different state; or (B) the formation of a holding company that will be owned exclusively by the Company's stockholders and will hold all of the outstanding shares of capital stock of the Company or its successor. The confidentiality obligations of the Holders referenced herein will survive any such termination.

5.                   Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

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Exhibit D

LOCKUP AGREEMENT

Ladies and Gentlemen:

The undersigned is a beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (collectively “Company Securities”) of The Coretec Group, Inc., an Oklahoma corporation (the “Company”). This Lock-Up Agreement is being executed pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) between the Company, Core Optics, LLC, a Virginia limited liability company, and the member of Core Optics, LLC set forth on the signature page to the Share Exchange Agreement. This Agreement shall be entered into by all Officers and Directors of the Company as of the Closing (as defined in the Share Exchange Agreement).

1.           Lockup. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, that, during the period beginning on the date hereof and ending six months after the date hereof (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Company Security, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security.

2.           Permitted Transfer. Notwithstanding the foregoing, after the third (3rd) month following the Closing (as defined in the Share Exchange Agreement) the undersigned (and any transferee of the undersigned) may (a) cause the Company to file a registration statement allowing the undersigned to transfer Company Securities after the Lockup Period; and/or (b) transfer any Company Securities such that in the preceding three months such transfer of the Company’s common stock (“Common Stock”), or the as converted, exercised or exchanged equivalent of Company Securities, shall not exceed the greater of: (i) 1% of Common Stock issued and outstanding; or (ii) the average weekly reported volume of trading in Common Stock reported on the automated quotation system of a registered securities association for the four calendar weeks preceding the transfer.

3.              Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.           Miscellaneous. This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]